EXHIBIT 99.1

Varonis Announces Fourth Quarter and Full-Year 2021 Financial Results

Annual recurring revenues grew to $387.1 million, a 35% increase year-over-year
Total revenues grew 33% year-over-year to $126.6 million in Q4 2021

NEW YORK, Feb. 07, 2022 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced financial results for the fourth quarter and full-year ended December 31, 2021.

"Our outstanding fourth quarter results are the culmination of a steady, consistent and well-executed year by our team," said Yaki Faitelson, Varonis CEO. "Our technology has never been a better fit than for today's market, as the acceleration of secular trends impacting companies further drives the global need for the Varonis Data Security Platform. Looking ahead, our leadership in the market, coupled with our ongoing innovation and execution, firmly positions us to better protect our customers, offer more value to our partners, and deliver durable long-term growth to our stockholders."

Financial Summary for the Fourth Quarter Ended December 31, 2021

  Total revenues increased 33% to $126.6 million, compared with $95.2 million in the fourth quarter of 2020.
  Subscription revenues increased 53% to $96.0 million, compared with $62.7 million in the fourth quarter of 2020.
  Maintenance and services revenues were $29.6 million, compared with $32.1 million in the fourth quarter of 2020.
  GAAP operating loss was ($17.8) million, compared to GAAP operating loss of ($7.2) million in the fourth quarter of 2020.
  Non-GAAP operating income was $22.4 million, compared to non-GAAP operating income of $13.9 million in the fourth quarter of 2020.

Financial Summary for the Year Ended December 31, 2021

  Total revenues increased 33% to $390.1 million, compared with $292.7 million in 2020.
  Subscription revenues increased 67% to $268.9 million, compared with $161.2 million in 2020.
  Maintenance and services revenues were $119.3 million, compared with $130.0 million in 2020.
  GAAP operating loss was ($98.7) million, compared to GAAP operating loss of ($78.4) million in 2020.
  Non-GAAP operating income was $25.2 million, compared to non-GAAP operating loss of ($4.4) million in 2020.

The tables at the end of this press release include a reconciliation of GAAP operating loss to non-GAAP operating income (loss) and GAAP net loss to non-GAAP net income (loss) for the three and twelve months ended December 31, 2021 and 2020. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $387.1 million as of the end of the fourth quarter, up 35% year-over-year.
  As of December 31, 2021, 73% of customers with 500 employees or more purchased four or more licenses, up from 63% as of December 31, 2020, and 41% purchased six or more licenses, up from 30% as of December 31, 2020.
  For the fourth quarter of 2021, total revenues in North America increased 34% over the prior-year period to $89.1 million, total revenues in EMEA increased 32% over the prior-year period to $34.2 million, and total revenues in Rest of World increased 27% to $3.3 million.
  As of December 31, 2021, the Company had $807.6 million in cash and cash equivalents and short-term deposits.
  During the twelve months ended December 31, 2021, the Company generated $7.2 million of cash from operations, compared to negative $5.8 million used in the prior year period.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

This financial outlook includes the introduction of full year ARR guidance. Additionally, the Company's guidance for non-GAAP operating income (loss) reflects the weakening of the U.S. dollar against the New Israeli Shekel, which the Company has mitigated through its hedging program for 2022. For the first quarter of 2022, this headwind is expected to be 350 basis points and for the full year 2022, this headwind is expected to be 200 basis points.

For the first quarter of 2022, the Company expects:

  Revenues of $94.5 million to $96.5 million, or year-over-year growth of 26% to 29%.
  Non-GAAP operating loss of ($10.5) million to ($9.5) million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.11) to ($0.10), based on 108.4 million basic and diluted shares outstanding.

For full year 2022, the Company expects:

  ARR of $484.0 million to $489.0 million, or year-over-year growth of 25% to 26%.
  Revenues of $485.0 million to $490.0 million, or year-over-year growth of 24% to 26%.
  Non-GAAP operating income of $26.0 million to $29.0 million.
  Non-GAAP net income per diluted share in the range of $0.16 to $0.17, based on 128.5 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Monday, February 7, 2022, at 4:30 p.m. Eastern Time, to discuss the Company's fourth quarter and full-year 2021 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13725555. A replay of this conference call will be available through February 14, 2022 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13725555. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures, Key Performance Indicators and Stock Split
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition related expenses, (iv) foreign exchange gains (losses) which includes exchange rate differences on lease contracts as a result of the implementation of ASC 842, (v) amortization of debt discount and issuance costs and (vi) acquisition-related taxes.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period;
  Amortization of debt discount and debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item; and
  Acquisition-related taxes are unrelated to current operations and neither are comparable to the prior period nor predictive of future results.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt discount and debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance for perpetual license contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

All common stock and per share data in this earnings release have been retroactively adjusted for the impact of the three-for-one split effective March 15, 2021.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; the impact of the COVID-19 global pandemic on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; and risks associated with our convertible notes and capped-call transaction. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects cyberthreats from both internal and external actors by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. Varonis products address additional important use cases including data protection, data governance, zero trust, compliance, data privacy, classification and threat detection and response. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, technology, consumer and retail, media and entertainment and education sectors.

To find out more about Varonis, visit www.varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

	Unaudited		Unaudited
Revenues:
Subscriptions	$96,025	$62,653	$268,942	$161,188
Maintenance and services	29,613	32,072	119,302	130,028
Perpetual licenses	940	472	1,890	1,473
Total revenues	126,578	95,197	390,134	292,689

Cost of revenues	17,378	12,462	59,399	44,261

Gross profit	109,200	82,735	330,735	248,428

Operating expenses:
Research and development	40,143	27,938	137,882	99,363
Sales and marketing	67,673	48,904	230,314	179,902
General and administrative	19,217	13,092	61,233	47,578
Total operating expenses	127,033	89,934	429,429	326,843

Operating loss	(17,833)	(7,199)	(98,694)	(78,415)
Financial expenses, net	(4,087)	(4,538)	(12,145)	(7,483)

Loss before income taxes	(21,920)	(11,737)	(110,839)	(85,898)
Income taxes	(3,023)	(7,295)	(6,022)	(8,112)

Net loss	$(24,943)	$(19,032)	$(116,861)	$(94,010)

Net loss per share of common stock, basic and diluted	$(0.23)	$(0.20)	$(1.11)	$(1.00)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	107,406,930	95,313,234	105,305,957	94,336,893

Stock-based compensation expense for the three and twelve months ended December 31, 2021 and 2020 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

	Unaudited		Unaudited
Cost of revenues	$3,711	$1,398	$8,995	$5,013
Research and development	11,608	6,212	36,033	21,979
Sales and marketing	13,449	6,805	39,684	25,578
General and administrative	9,342	4,986	25,067	16,015
	$38,110	$19,401	$109,779	$68,585

Payroll tax expense related to stock-based compensation for the three and twelve months ended December 31, 2021 and 2020 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

	Unaudited		Unaudited
Cost of revenues	$62	$13	$1,059	$300
Research and development	22	43	350	333
Sales and marketing	272	117	4,982	2,789
General and administrative	22	15	971	471
	$378	$188	$7,362	$3,893

Amortization of acquired intangibles and acquisition-related expenses for the three and twelve months ended December 31, 2021 and 2020 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

	Unaudited		Unaudited
Cost of revenues	$381	$262	$1,525	$262
Research and development	1,338	900	5,261	900
Sales and marketing	1	2	8	2
General and administrative	—	325	—	325
	$1,720	$1,489	$6,794	$1,489

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)
	December 31, 2021	December 31, 2020
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$805,761	$234,092
Marketable securities	—	34,117
Short-term deposits	1,850	30,053
Trade receivables, net	117,179	94,229
Prepaid expenses and other current assets	34,417	27,357
Total current assets	959,207	419,848
Long-term assets:
Operating lease right-of-use asset	63,749	47,924
Property and equipment, net	38,298	37,163
Intangible assets, net	4,313	5,846
Goodwill	23,135	23,135
Other assets	19,835	21,566
Total long-term assets	149,330	135,634
Total assets	$1,108,537	$555,482

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$5,324	$850
Accrued expenses and other short-term liabilities	102,226	83,198
Deferred revenues	104,221	98,588
Total current liabilities	211,771	182,636
Long-term liabilities:
Convertible senior notes, net	225,330	218,460
Operating lease liability	68,694	54,540
Deferred revenues	2,566	2,778
Other liabilities	3,583	2,997
Total long-term liabilities	300,173	278,775

Stockholders’ equity:
Share capital
Common stock	108	95
Accumulated other comprehensive income	6,083	9,371
Additional paid-in capital	1,018,005	395,347
Accumulated deficit	(427,603)	(310,742)
Total stockholders’ equity	596,593	94,071
Total liabilities and stockholders’ equity	$1,108,537	$555,482

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Twelve Months Ended December 31,
	2021	2020
	Unaudited
Cash flows from operating activities:
Net loss	$(116,861)	$(94,010)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,888	10,167
Stock-based compensation	109,779	68,585
Amortization of deferred commissions	14,147	13,106
Noncash operating lease costs	8,232	8,737
Amortization of debt discount and issuance costs	6,870	4,096

Changes in assets and liabilities:
Trade receivables	(22,950)	(19,075)
Prepaid expenses and other current assets	(506)	(543)
Deferred commissions	(21,151)	(19,131)
Other long-term assets	1,404	1,172
Trade payables	4,474	(328)
Accrued expenses and other short-term liabilities	5,850	16,058
Deferred revenues	5,421	(169)
Other long-term liabilities	1,581	5,493
Net cash provided by (used in) operating activities	7,178	(5,842)

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	34,117	51,539
Investment in marketable securities	—	(44,124)
Proceeds from short-term and long-term deposits	80,752	74,776
Investment in short-term and long-term deposits	(50,000)	(97,454)
Acquisition, net of cash acquired	—	(29,369)
Purchases of property and equipment	(10,490)	(10,116)
Net cash provided by (used in) investing activities	54,379	(54,748)

Cash flows from financing activities:
Proceeds from follow-on offering, net	500,034	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	245,308
Purchases of capped calls	—	(29,348)
Proceeds from employee stock plans, net	10,078	9,793
Net cash provided by financing activities	510,112	225,753
Increase in cash and cash equivalents	571,669	165,163
Cash and cash equivalents at beginning of period	234,092	68,929
Cash and cash equivalents at end of period	$805,761	$234,092

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(17,833)	$(7,199)	$(98,694)	$(78,415)

Add back:
Stock-based compensation expense	38,110	19,401	109,779	68,585
Payroll tax expenses related to stock-based compensation	378	188	7,362	3,893
Amortization of acquired intangible assets and acquisition-related expenses	1,720	1,489	6,794	1,489

Non-GAAP operating income (loss)	$22,375	$13,879	$25,241	$(4,448)

Reconciliation to non-GAAP net income (loss):

GAAP net loss	$(24,943)	$(19,032)	$(116,861)	$(94,010)

Add back:
Stock-based compensation expense	38,110	19,401	109,779	68,585
Payroll tax expenses related to stock-based compensation	378	188	7,362	3,893
Amortization of acquired intangible assets and acquisition-related expenses	1,720	1,489	6,794	1,489
Foreign exchange rate differences, net	1,486	2,022	1,698	1,726
Amortization of debt discount and issuance costs	1,747	1,670	6,870	4,096
Acquisition-related taxes	—	6,566	—	6,566

Non-GAAP net income (loss)	$18,498	$12,304	$15,642	$(7,655)

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	107,406,930	95,313,234	105,305,957	94,336,893
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - basic	107,406,930	95,313,234	105,305,957	94,336,893
Non-GAAP weighted average number of shares used in computing net income (loss) per share of common stock - diluted	118,649,972	108,371,718	116,919,446	94,336,893

GAAP net loss per share of common stock - basic and diluted	$(0.23)	$(0.20)	$(1.11)	$(1.00)
Non-GAAP net income (loss) per share of common stock - basic	$0.17	$0.13	$0.15	$(0.08)
Non-GAAP net income (loss) per share of common stock - diluted	$0.16	$0.11	$0.13	$(0.08)

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com